Exhibit 3.2

BY-LAWS

OF

ALPHA ACQUISITION CORP.

ARTICLE I

OFFICES

     Section 1. Location. The principal office of the Corporation shall be located in the 150 North Orange Grove Boulevard, Pasadena, California 91103. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is 150 North Orange Grove Boulevard, Pasadena, California 91103.

     Section 2. Other Offices. The Corporation may also have other offices at such places either within or without the State of New York as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation, for the election of Directors and the transaction of such other business as may properly come before said meeting, shall be held annually at such place within or without the State of New York as may from time to time be designated by the Directors and set forth in the notice of the meeting. The Chairman of the Board of Directors, or another member of the Board of Directors appointed by the Chairman, shall be the presiding officer at every meeting of the shareholders of the Corporation. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

     Section 2. Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the Chairman of the Board or the President or by the order of the Board of Directors, and special meetings of shareholders prescribed by law for the election of Directors shall be called by the Board or by the Secretary upon demand as prescribed by law. Such meetings shall, except as otherwise prescribed by law, be held at such time and place within or without the State of New York as shall be designated by the person, or in the order of the Board of Directors, calling such meeting.

     Section 3. Notice of Meetings. A copy of the notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour thereof, and in the case of any special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and setting forth the purposes for which the meeting is called, shall be given personally, electronically, or mailed, at least ten but not more than fifty days before such meeting, to each shareholder of record entitled to vote thereat. If sent electronically, such notice shall be directed to the e-mail address provided by the shareholder in writing. If mailed, such copy shall be deposited in the United States mail with postage thereon prepaid, directed to each such shareholder at his address as the same appears on the record of shareholders of the Corporation or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

     Section 4. Quorum. At all meetings of shareholders, except as otherwise expressly provided by law, by the Certificate of Incorporation or by these By-laws, there shall be present either in person or by proxy shareholders of record holding at least a majority of the shares entitled to vote at such meetings in order to constitute a quorum. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     Section 5. Voting. At every meeting of shareholders every shareholder of record shall be entitled to one vote for every share standing in his name on the record of shareholders on any matter to be voted upon at such meeting, unless otherwise provided in the Certificate of Incorporation, and may exercise such voting right either in person or by proxy, except that no proxy shall be voted on after eleven months from its date unless otherwise provided in the proxy. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of New York.

     Section 6. Inspectors of Voting. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Inspectors, none of whom shall be an Officer, Director or a candidate for the office of Director, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall determine and report to the meeting as to the results of all voting (by ballot or otherwise) on all matters submitted to a vote at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

     Section 7. Voting List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 8. Conduct of Meetings of Shareholders. Subject to the following and any other provisions of the Corporation’s Certificate of Incorporation or By-laws, meetings of shareholders generally shall follow accepted rules of parliamentary procedure, as determined by the presiding officer at such meeting.

(a) The presiding officer of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the presiding officer. If the presiding officer, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any meeting or any part thereof, the presiding officer shall so state and shall also state the rules under which the meeting or any part thereof shall be conducted.

(b) In order to prevent disruption or disorder which could interfere with the conduct of the business of the meeting or for any other reason deemed necessary or advisable, the presiding officer at any meeting may, in his sole discretion, quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is thereupon adjourned.

(c) Any other motion for adjournment, if otherwise properly made, other than a motion to adjourn at the close of business of the meeting or a motion to adjourn for the purpose of tabulating votes or proxies, shall be disposed of by a per share vote.

(d) The presiding officer of the meeting may require that any person not a bona fide shareholder of record or the proxy of a bona fide shareholder of record leave the meeting.

(e) A resolution or motion shall be considered for a vote at a meeting only if (i) proposed by a bona fide shareholder of record or a duly authorized proxy of such a shareholder of record, (ii) seconded by a bona fide shareholder of record or a duly authorized proxy of such a shareholder of record (other than the individual proposing the resolution or motion) and (iii) such resolution or motion is ruled in order by the presiding officer of the meeting in his sole discretion, which order shall not be appealable.

(f) At any meeting called for the election of Directors, the polls shall be opened and closed at the times and in the manner directed by the presiding officer of such meeting. Once the presiding officer has announced the closing of the polls, no further voting shall be permitted.

     Section 9. Action without a Meeting. Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

     Section 1. Number, Election and Terms. The business and affairs of the Corporation shall be managed by the Board of Directors, which shall consist of no fewer than one person. The number of the Directors constituting the entire Board of Directors initially shall be three and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of stockholders and each Director shall be elected to serve until his or her successor shall be elected and shall qualify. Each Director shall be at least 21 years of age. It is not necessary for a Director to be a shareholder of the Corporation.

     Section 2. Newly Created Directorships and Vacancies. Newly created Directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. If the office of any Director becomes vacant and there are no remaining Directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     Section 3. Resignation and Removal. Any Director of the Corporation may resign at any time by giving written notice of the resignation to the Board, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board, Chairman of the Board or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any Director, or the entire Board of Directors, may be removed from office at any time only either for or without by the affirmative vote of the holders of at least the majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at an annual meeting or a special meeting called for the purpose. The vacancy thus created my be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation.

     Section 4. Powers and Duties of the Board of Directors. Except as otherwise provided by law or by the Certificate of Incorporation, the business of the Corporation shall be managed by the Board of Directors, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board of Directors may have one or more offices and keep the books, records and minutes of the Corporation, except such records as are required to be kept in the State of New York, at such places as it may from time to time determine. Any of such records may be in written form or in any other form capable of being converted into written form within a reasonable time. In addition to the powers and authority expressly conferred upon it by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are allowed by the Certificate of Incorporation or by law.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of New York as may be determined by resolution of the Board, and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

     Section 7. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by written request of any Director, on at least one day’s notice to each Director (except that notice to any Director may be waived in writing by such Director). Upon the written request directed to the Chairman of the Board, President or the Secretary stating the time, place and purposes of such special meeting, the Chairman of the Board, President or the Secretary shall call a special meeting of the Board of Directors. Special meetings of the Board of Directors shall be held at the place where regular meetings of the Board are held unless otherwise fixed by the Board.

     Section 8. Notice of Special Meetings. Notice of the time, place and purpose of each special meeting of the Board of Directors, other than any meeting the giving of notice of which is otherwise prescribed by law, shall be given to each Director at least two hours prior to such meeting. For the purpose of this Section, notice will be deemed to be duly given to a Director if given to him orally (including by telephone) or if such notice be delivered to such Director in person or be mailed, sent by facsimile transmission, or cabled to his address as it appears upon the books of the Corporation or to the address last made known in writing to the Secretary of the Corporation by such Director as the address to which such notices are to be given.

     Section 9. Quorum. At each meeting of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business, except as provided in Section 2 of this Article III. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Every act of a majority of the Directors present at any meeting or adjourned session of a meeting at which there is a quorum shall be the act of the Board of Directors, unless the Certificate of Incorporation of the Corporation or these By-laws shall require the vote of a greater number.

     Section 10. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     Section 11. Compensation of Directors and Members of Committees. Directors shall not receive any stated salary for their services as Directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, agent or otherwise, and receiving compensation therefor.

     Section 12. Meetings by Communication Equipment. The Board of Directors or any committee of the Board may hold a meeting by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

     Section 1. Number and Designation. The Officers of the Corporation will consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two offices may be held by one person.

     Section 2. Election. The Board of Directors shall, at their first meeting after their election, elect a Chairman of the Board and a President from their number and shall also elect one or more Vice-Presidents, a Secretary and a Treasurer who need not be members of the Board of Directors, but in the event of the failure of the Board so to elect any Officer, such Officer may be elected at any subsequent meeting of the Board. Each Officer so elected shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders for the election of Directors and until his successor is elected, except in the event of his death, resig-

nation or removal or the earlier termination of his term of office, and except that the terms of office of all Vice-Presidents shall terminate with each annual election of Officers at which any Vice-President is elected. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting. The Board of Directors may also elect other Officers who need not be members of the Board of Directors, and may prescribe, and from time to time change, their respective powers and duties, except as the powers and duties of the controller are prescribed by these By-laws. Each Officer so elected shall hold office at the pleasure of the Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall perform such other duties as may be required in the management of the business or as may be prescribed by the Board. The Chairman of the Board shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 4. The President. The President shall be the Chief Operating Officer of the Corporation. He shall have the general powers and duties of supervision and management of the Corporation. In the absence or incapacity of the Chairman of the Board, he shall also preside at all meetings of the shareholders and of the Board of Directors. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     Section 5. Vice Presidents. Each Vice-President shall have such powers and shall perform such duties as may be assigned to him by the Board, the Chairman of the Board or the President.

     Section 6. The Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation. He shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks, trust company or trust companies and in such safe deposit company or companies as the Board of Directors may designate. He shall be responsible for the disbursement of funds of the Corporation and shall perform the duties and exercise all the powers usually incidental to the office of the Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President. He shall render to the Chairman of the Board, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

     Section 7. The Secretary. The Secretary shall keep the minutes and act as Secretary of all meetings of the Board of Directors and of the shareholders. He shall attend to the giving and serving of all notices of the Corporation. In case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-laws. He shall be the custodian of the records and of the corporate seal of the Corporation. He shall attend to such correspondence as may be assigned to him and perform all the duties incidental to his office. He shall be empowered to affix the corporate seal to all documents, execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed may attest the same; and, in general, he shall perform the duties and exercise all the powers usually incidental to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board or the President.

     Section 8. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

     Section 9. Stockholder Consents and Proxies. The Chief Executive Officer, President, Treasurer and Secretary of the Corporation or any one of them or their designees, shall have the power and authority on behalf of the Corporation to execute any consents or proxies, authorizing any person to attend and act and vote in person or by proxy at any meetings of the stockholders or members of any corporation or other entity in which the Corporation owns stock or otherwise has an ownership interest, or to attend such meetings themselves, and at any such meetings they or their designees or proxies, as the case may be, shall possess and may exercise any and all rights and powers incidental to such ownership as the Corporation as the owner thereof might have possessed and executed if present.

     Section 10. Removal. Any Officer of the Corporation elected or appointed by the Board of Directors may be removed by the Board with or without cause.

ARTICLE VI

CAPITAL SHARES

     Section 1. Form. The certificates for shares shall be in such forms as may be prescribed by law and as shall be approved by the Board of Directors.

     Section 2. Issuance. All certificates for shares shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall have the seal of the Corporation affixed thereto. Such seal may be a facsimile, engraved or printed. Where any such certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or its employee, the signatures of any such officers or assistant officers upon such certificate may be facsimiles, engraved or printed.

     Section 4. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer.

     Section 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may at any time fix a record date not more than fifty nor less than ten days prior to (a) the date of any meeting of shareholders or (b) the last day on which the shareholders are entitled to express consent or dissent from any proposal without a meeting, as the date as of which shareholders entitled to notice of or to vote at such a meeting, or whose consent or dissent is required or may be expressed, for any purpose, as the case may be, shall be determined, and, except as otherwise provided by law, all persons who were the holders of record of voting shares at such date and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may at any time fix a record date not exceeding fifty days prior to the date fixed for the payment of any dividend or the making of any distribution or for the delivery or allotment of evidences of rights or evidences of interest arising out of any change, conversion, or exchange of capital shares, as the date for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interest, and in any such case only shareholders of record at the date so fixed shall be entitled to receive such dividend, distribution, rights or interest.

     Section 6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, which the owner thereof shall allege to have been lost, destroyed or mutilated. The Corporation or its transfer agent may, in its discretion, require such owner or legal representatives of the owner to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or securities as the Corporation in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.

ARTICLE VII

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by any Officer (including any assistant officer) of the Corporation. The Board may authorize any other agent or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances as the Board may determine.

     Section 2. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by any Officer or other employee of the Corporation designated by the Board.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any Officer or Officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money that are payable to the order of the Corporation may be endorsed assigned and delivered by any Officer or agent of the Corporation.

     Section 4. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any Officer or Officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.

ARTICLE VIII CORPORATE SEAL

     Section 1. Description. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

ARTICLE IX FISCAL YEAR

     Section 1. Definition. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

ARTICLE X

WAIVER OF NOTICE

     Section 1. Notice and Waiver of Notice. Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of these By-laws, or of the Certificate of Incorporation, or of any of the laws of the State of New York, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

ARTICLE XI AMENDMENTS

     Section 1. Amendment. These By-laws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these By-laws, or enact such other By-laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

ARTICLE XII INDEMNIFICATION

Section 1. Indemnification – Third Party and Derivative Actions.

(a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal (other than one by or in the right of the Corporation to procure a judgment in its favor), including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director, Officer or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, including excise taxes, amounts paid in settlement and expenses, including attorneys’ fees, incurred in connection with any such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that (i) his acts were committed in bad faith or were the result of his active or deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(b) The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and expenses, including attorneys' fees, incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(c) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person has not met the standard of conduct set forth in this Section 1.

Section 2. Payment of Indemnification; Repayment.

(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article shall be entitled to indemnification as authorized in such Section.

(b) Any indemnification under Section 1 of this Article, unless ordered by a court, shall be made by the Corporation in such manner as provided by law.

(c) Expenses incurred by a person referred to in Section 1 of this Article in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in case he is ultimately found, in accordance with this Article, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so paid exceed the indemnification to which he is entitled.

(d) Any indemnification of a person under Section 1 of this Article, or advancement of expenses under Section 2(c) of this Article, shall be made promptly, and in any event within 60 days, upon the written request of such person.

     Section 3. Enforcement; Defenses. The right to indemnification or advancement of expenses granted by this Article shall be enforceable by the person in question in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 2(c) of this Article where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation to have made a determination that indemnification of the claimant is proper, nor the fact that there has been an actual determination by the Corporation that indemnification of the claimant is not proper, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

Section 4. Survival; Savings Clause; Preservation of Other Rights.

(a) The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each person who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such person.

(b) If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each such person against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, incurred in connection with any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

(c) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer or employee of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation is hereby authorized to provide further indemnification if it deems it advisable by resolution of shareholders or Directors, by amendment of these By-laws or by agreement.